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                                                                    EXHIBIT 10.7


                        EXECUTIVE TERMINATION AGREEMENT

     Agreement between MILLIPORE CORPORATION, a Massachusetts corporation with offices at 80 Ashby Road, Bedford, Massachusetts 01730 ("Millipore" or the "Company") and _________________ (the "Executive") dated
________________________.

                              W I T N E S S E T H
                                   RECITALS
                                   --------

     A.   The Executive is an officer and key member of Millipore's management.

     B. Millipore believes that it is in its best interests, as well as those of its stockholders, to assure the continuity of management in general and the Executive in particular, for a fixed period of time in the event of actual or threatened change of control of the Company and whether or not such change of control is thought by Millipore's Board of Directors to be in the best interest of its stockholders.

     C. This Agreement is not intended to alter materially the compensation, benefits or terms of employment that the Executive could reasonably expect in the absence of a change in control of Millipore, but is intended to encourage and reward his compliance with the wishes of the Millipore Board of Directors whatever they may be in the event that a change of control occurs or is threatened.
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     D.   This Agreement supersedes and replaces the previous Executive
          Termination Agreement between the Executive and Millipore.

                                   AGREEMENT
                                   ---------
     1.   Definitions
          -----------

          1.01 The term "Change of "Control" shall mean a change in control as the result of any tender offer, market purchase program, proxy solicitation, merger, consolidation, sale of assets or otherwise of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14a promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement; provided that without limitation, such a Change in Control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
1934) is or becomes a beneficial owner, directly or indirectly, of securities of Millipore representing 20% or more of the combined voting power of Millipore's then outstanding securities or (b) during any period of 24 consecutive months, commencing before or after the date of the Agreement, individuals who at the beginning of such 24 month period were directors of Millipore cease for any reason to constitute at least a majority of the Board of Directors of Millipore.

          1.02 The term "Impending Change of Control" refers to any event or circumstances which gives rise to a threat or a likelihood of Change of Control, whether or not supported or approved by Millipore's management or directors.

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A determination made by Millipore's Board of Directors that an event constituting an Impending Change of Control has occurred shall be binding and conclusive if such determination is made by the Board in good faith.

          1.03 The term "Period of Employment" shall mean the period which begins when an Impending Change of Control occurs and which shall continue until the close of business on the 180th day subsequent to any Change of Control.

          1.04  The term "Involuntary Termination" shall mean the following

          (a) Any Discharge of Executive by Millipore or by any corporation succeeding to the business and assets of Millipore (a "Successor") if effected during the Period of Employment or after the Period of Employment but within two years after any Change of Control;

          (b) Any resignation by Executive if such resignation shall have been requested by Millipore or by a Successor if made within the period described in Clause (a);

          (c) Any resignation by Executive if such resignation shall follow any reduction in the compensation, perquisites, fringe benefits, incentive programs and the like applicable to Executive as compared to those in effect at the beginning of the Period of Employment, or any material decrease in the responsibilities, scope, or authority associated with Executive's employment by Millipore, if the foregoing events shall not have been approved in advance by Executive and if the resignation shall be tendered within the period referred to in Clause (a), provided, however,
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     that changes in fringe benefit programs and perquisites shall not be regarded as reductions if Millipore's Board of Directors determines in good faith that benefits and perquisites of equivalent value are substituted, and reductions in payout or other benefits in incentive programs shall not be regarded as reductions if Millipore's Board of Directors determines in good faith that the differences are attributable to changing base levels and changing performance criteria and goals;

     (d) Any voluntary termination by Executive if, by notice given within the Period of Employment, the Executive elects to treat a Change of Control as an Involuntary Termination.

     2.   Employment; Period of Employment
          --------------------------------

          2.01 If an Impending Change of Control should occur while Executive is employed by Millipore, Executive agrees to remain in the employ of Millipore for at least the Period of Employment in the position and with the duties and responsibilities he then currently carries, with such changes therein as may from time to time be made by the Millipore Board of Directors, and upon the other terms and conditions hereinafter stated.

          2.02 Executive agrees that during the Period of Employment, and prior to any Change in Control, he will exercise his best efforts to bring about whatever result the Board of Directors determines to be in the best interests of Millipore and its stockholders relative to any Impending Change in Control, i.e., to help in the resistance to any such Change in Control if the Board determines that to be in the best interests of the Company and its stockholders, and to bring

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about such Change of Control if the Board determines that to be the preferable alternative. The Executive agrees to use his best efforts at and after the occurrence of a Change of Control to effect an orderly and beneficial transfer of control to the party or parties comprising the new control group.

          2.03 Nothing in this Agreement shall be deemed to prevent the Executive from remaining in the employ of Millipore or any Successor beyond the Period of Employment either on the terms and conditions set forth herein or on others that may be mutually agreed upon.

     3.   Compensation and Benefit Plans
          ------------------------------

          3.01 For all services rendered by the Executive in any capacity during the Period of Employment, including, without limitation, services as an executive officer, director or member of any committee of Millipore or of any subsidiary, division or affiliate thereof, the Executive shall be paid as base compensation the salary he is receiving at the beginning of the Period of Employment, payable not less often than monthly.

          3.02 The executive shall continue to be a participant in Millipore's Management Incentive Plan, its Long Term Restricted Stock (Incentive) Plan, and its Stock Option Plan as in effect at the beginning of the Period of Employment, and any and all other incentive plans in which key employees of the Company participate that are in effect.

          3.03 The Executive, his dependents and beneficiaries shall be entitled to all payments and benefits and service credit for benefits during the Period of Employment to which officers of Millipore, their dependents and

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beneficiaries are entitled as of the beginning of the Period of Employment under the terms of the then effective employee plans and practices of Millipore.

          3.04 For the two year period commencing immediately after the Period of Employment, the Executive and his family shall be entitled to and receive all medical, dental and life insurance benefits to which they had been entitled as of the beginning of the Period of Employment.

     4.   Effect of Involuntary Termination of Employment on the Pension and
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Retirement Program
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          4.01 The term "Millipore's Pension and Retirement Program" shall mean the Participation and the Retirement Plan of Millipore, its supplemental unfunded pension plan, if any, and any other supplemental, early retirement and similar plan or plans of Millipore and its subsidiaries providing for pension or retirement benefits that may be applicable to the Executive at the beginning of the Period of Employment.

          4.02 In the event of Involuntary Termination of Executive, Executive shall be entitled to payment by Millipore which will supplement benefits under Millipore's Pension and Retirement Program. The provisions of this Section 4 shall not affect in any way the terms of Millipore's Pension and Retirement Program or the rights of Executive thereunder. Separate and apart from Millipore's Pension and Retirement Program, however, Millipore agrees to pay to Executive, in the event of Involuntary Termination, the difference between the benefits payable to Executive under Millipore's Pension and Retirement

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Program and the amounts that would be payable thereunder if Millipore's Pension and Retirement Program were adjusted as follows:

     (a) "Compensation" as defined in the Pension and Retirement Program shall be the highest Annual Compensation paid to the Executive within the three years prior to Involuntary Termination;

     (b) the Executive shall be credited for the purpose of determining "years of service" (up the maximum of 30 years) with 2.5 times the actual number of years served, with a minimum of ten years of such credited service for purposes of determining both vesting and benefit amounts;

     (c) The Executive shall be entitled to receive his actuarially determined benefit at any time he elects subsequent to Involuntary Termination without regard to his age at the time of such election.

     5.   Involuntary Termination Payment
          -------------------------------

          5.01 In the event of Involuntary Termination of Executive's employment, Millipore shall provide the Executive with a lump sum severance payment (the "Termination Payment") in an amount equal to two years compensation at the highest annual rate of target total cash compensation to the Executive during the three years prior to Involuntary Termination.

          5.02 To assure Executive's receipt of the Termination Payment as against a possibly hostile successor control group, Millipore shall pay Executive an amount equal to the Termination Payment just prior to a Change in Control. At the time of the receipt of such payment, Executive shall issue his six month non-interest bearing note to the Company in an amount equal to such payment.

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Such note shall be deemed canceled if an event constituting an "Involuntary
Termination" should occur within the Period of Employment.

          5.03 If no event constituting an Involuntary Termination shall have occurred with the Period of Employment, then executive's note referred to in
Section 5.02 will become immediately due and payable as of the day following the Period of Employment.

          5.04 Executive's entitlement to receive the Termination Payment called for by this Section 5 shall be conditioned upon his having complied to the best of his abilities with the commitments contained in Sections 2.01 and 2.02. In the event of an Involuntary Termination described in Clauses (a), (b) or (c) of
Section 1.04, he shall be deemed to have so complied if he shall have complied to the best of his abilities with the requirements of those sections until the time of his discharge or resignation pursuant to such clauses; in the event of an Involuntary Termination described in Clause (d) of Section 1.04, he shall be deemed to have complied only if his employment continues through the Period of Employment and if his compliance shall have continued throughout the Period of Employment.

     6.   Purchase by Millipore of Executive's Shares
          -------------------------------------------

          6.01 Executive is hereby granted the right and option to sell to Millipore all shares of common stock of Millipore owned by him at the time of, or acquired by him within 90 days after, the closing of any transaction constituting a Change of Control. The purchase price to be paid by Millipore to Executive for such shares shall be the highest price paid within 90 days prior to the date of

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exercise by Executive of his right under this Section 6 by the party taking control. Executive's right to exercise this right and option shall be subject to his being in the employ of Millipore at the date of commencement of the tender offer or exchange offer giving rise to the Change of Control.

          6.02 The right and option granted to the Executive under this Section 6 shall begin at the date of closing of the event constituting a Change of Control and shall continue for a period of 90 days thereafter.

          6.03 In the event of an Impending Change of Control Executive will become immediately entitled to exercise any and all stock options previously granted to him by Millipore and any and all restricted stock shall become free of any restrictions notwithstanding any provision to the contrary in the option agreement, the restricted stock agreement or any plans under which they were granted.

     7.   Confidential Information
          ------------------------

          7.01 The Executive agrees not to disclose, either while in Millipore's employ or at any time thereafter, to any person not employed by Millipore, or not engaged to render services to Millipore, any confidential information obtained by him while in the employ of Millipore, including without limitation, any of Millipore's inventions, processes, methods of distribution or customers or trade secrets, provided, however, that this provision shall not preclude the Executive from use or disclosure of information known generally to the public or for information not considered confidential by persons engaged in the business conducted by Millipore or from disclosure required by law or Court order.

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          7.02 The Executive also agrees that upon leaving Millipore's employ he will not take with him, without the prior written consent of an officer authorized to act in the matter by Millipore's Board of Directors any drawing, blueprint, specification or other document of Millipore, its subsidiaries, affiliates and divisions, which is of a confidential nature relating to Millipore, its subsidiaries, affiliates, and divisions, or without limitation, relating to its or their methods of distribution, or any description of any formulae or secret processes.

     8.   Limitation
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          8.01  Notwithstanding any other provision of this Agreement, and except as provided in Section 8.02 below, the payments or benefits to which Executive will be entitled under this Agreement will be reduced to the extent necessary so that Executive will not be liable for the federal excise tax levied on certain "excess parachute payments" under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

          8.02 The limitation of Section 8.01 will not apply if -

          (a) the difference between (i) the present value of all payments to which Executive is entitled under this Agreement determined without regard to
Section 8.01 less (ii) the present value of all federal, state and other income and excise taxes for which Executive is liable as a result of such payment; exceeds

          (b) the difference between (i) the present value of all payments to which executive is entitled under this Agreement calculated as if the limitation of

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Section 8.01 applies, less (ii) the present value of all federal, state, and other income and excise taxes for which executive is liable as a result of such reduced payments.

Present values will be determined using the interest rate specified in Section 280G of the Code and will be the present values as of the date on which an event of Impending Change of Control occurs.

          8.03 (a) Whether payments to the Executive are to be reduced pursuant to Section 8.01, and the extent to which they are to be so reduced, will be
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determined by the Executive.  Executive may, at the expense of Millipore, hire an accounting firm, law firm or employment consulting firm selected by Executive to assist him in such determination.

          (b) If a reduction is made pursuant to Section 8.01, Executive will have the right to determine which payments and benefits will be reduced.

          8.04 Notwithstanding anything to the contrary in this Agreement, and at the Executive's option, in lieu of the reduction contemplated by Section 8.01, the Executive may elect to receive an additional payment from Millipore of an amount that is equal to the product of (1) the excise tax payable by the Executive pursuant to Section 280G of the Code on payments made to him under this Agreement, excluding payments to be made to him pursuant to this Section
8.04 and (2) a fraction the numerator of which is the total target cash compensation payable to the Executive under this Agreement and the denominator of which is the value of the total payments and benefits payable to the Executive under this Agreement, excluding payments to be made to him

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pursuant to this Section 8.04. Millipore will gross up the payment required under the preceding sentence so as to offset any excise tax payable on it.

     9.   Notices
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     All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given when mailed in the continental United States by registered or certified mail or personally delivered to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

     To Millipore:       Attention:  Clerk
                         Millipore Corporation
                         80 Ashby Road
                         Bedford, MA  01730

     To the Executive:   c/o Millipore Corporation,
                         with an additional copy to the Executive's home address

     10.  No Mitigation and No Offset
          ---------------------------

          10.01 The amounts payable to Executive hereunder shall be absolutely owing, and not subject to reduction or mitigation as a result of employment by Executive elsewhere after his employment with Millipore is terminated.

          10.02 There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payments to the Executive, his dependents, beneficiaries or estate, provided for in this Agreement.

     11.  General Provisions
          ------------------

          11.01 Should the Executive's employment be terminated either on a voluntary or involuntary basis other than as provided for in this Agreement,

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then any and all termination payments and other provisions associated with any such severance of employment shall be determined in accordance with Millipore's policies and procedures then in effect and not in accordance with this Agreement. Except as specifically provided for herein, nothing shall be deemed to give the Executive the right to continue in the employ of Millipore.

          11.02 Millipore and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, Millipore (with respect to Sections 3, 4, 5 and 6) and the Executive (with respect to Section 7) hereby agree and consent that the other shall be entitled to a decree of specific performance, or other appropriate remedy to enforce performance of such agreements.

          11.03 No right or interest to or in any payments shall be assignable by the Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

          11.04 No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of

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law.  Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

          11.05 The titles to sections in this Agreement are intended solely for the convenience and no provision of this Agreement is to be construed by reference to the title of any section.

          11.06 This Agreement shall be binding upon and shall inure to the benefit of the Executive, his heirs and legal representatives, and Millipore and its successors.

     12.  Amendment or Modification; Waiver
          ---------------------------------

     No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board of Directors of Millipore or any authorized committee of the Board of Directors and shall be agreed to in writing, signed by the Executive and by an officer of Millipore thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

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     13.  Governing Law
          -------------

     The validity, interpretation, construction performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflict of laws thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       MILLIPORE CORPORATION



                                       By  ______________________



                                       __________________________
                                                Executive

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